Exhibit (g)(10)

Appendix A

to

Custodian Agreement

dated July 20, 2007

between

Brown Brothers Harriman & Co.

and

Matthews International Funds d/b/a Matthews Asia Funds

Pursuant to the terms and conditions of the above referenced Custodian Agreement, as amended from time to time, the Custodian shall provide custody and safekeeping services to the following funds as of April 29, 2016 listed below:

Funds

Matthews Asia Strategic Income Fund

Matthews Asia Credit Opportunities Fund

Matthews Asian Growth and Income Fund

Matthews Asia Dividend Fund

Matthews China Dividend Fund

Matthews Asia Value Fund

Matthews Asia Focus Fund

Matthews Asia Growth Fund

Matthews Pacific Tiger Fund

Matthews Asia ESG Fund

Matthews Emerging Asia Fund

Matthews Asia Innovators Fund (formerly known as the Matthews

Asia Science and Technology Fund)

Matthews China Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews Asia Small Companies Fund

Matthews China Small Companies Fund

/s/ Elizabeth E. Prickett	/s/ William J. Hackett
Brown Brothers Harriman & Co.	Mathews International Funds d/b/a Matthews Asia Funds

By: Elizabeth E. Prickett	By: William J. Hackett

Title: Managing Director	Title: President

Date: April 27, 2016	Date: April 27, 2016